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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 2, 1996


                      HIGHWOODS/FORSYTH LIMITED PARTNERSHIP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                 North Carolina
                             (State of Organization)



                 333-3890-01                               56-1869557
         (COMMISSION FILE NUMBER)              (IRS Employer Identification No.)


         3100 Smoketree Court, Suite 600                      27604
             Raleigh, North Carolina                         (ZIP CODE)
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                                 (919) 872-4924
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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ITEM 5.  OTHER EVENTS.

         On December 2, 1996, Highwoods/Forsyth Limited Partnership (the "Registrant"), the operating subsidiary of Highwoods Properties, Inc. (the "Company"), completed the sale of $100 million of 6 3/4% Notes due December 1, 2003 (the "2003 Notes") and $110 million of 7% Notes due December 1, 2006 (the "2006 Notes"). The 2003 Notes were offered to the public at 99.735% of their principal amount. The 2006 Notes were offered to the public at 99.73% of their principal amount. The Notes were issued pursuant to an indenture, dated as of December 1, 1996, among the Registrant, the Company and First Union National Bank of North Carolina, as trustee (the "Indenture").

         Net proceeds from the offering (which are expected to be approximately $207.7 million) will be used to pay down indebtedness on the Registrant's revolving loan, to repay mortgages and secured notes payable, and to settle various interest rate swap agreements.

ITEM 7(C).  EXHIBITS

Item                       Description

4.1 Indenture among Highwoods/Forsyth Limited Partnership, Highwoods Properties, Inc., and First Union National Bank of North Carolina, dated as of December 1, 1996.

4.2                        Form of global security for 2003 Notes.

4.3                        Form of global security for 2006 Notes.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    HIGHWOODS/FORSYTH LIMITED PARTNERSHIP

                    By:      Highwoods Properties, Inc., its general partner

                             By:      /s/ Carman J. Liuzzo
                                      Carman J. Liuzzo
                                      Vice President and Chief Financial Officer


Date:    December 2, 1996


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                                    EXHIBITS


Item                                Description

4.1 Indenture among Highwoods/Forsyth Limited Partnership, Highwoods Properties, Inc., and First Union National Bank of North Carolina, dated as of December 1, 1996.

4.2                        Form of global security for 2003 Notes.

4.3                        Form of global security for 2006 Notes.



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